Exhibit 99.1

Innovative Industrial Properties Reports Second Quarter 2019 Results

Acquisitions Drive 155% Q2 Rental Revenue, 155% Q2 Net Income and 176% Q2 AFFO Growth Year-over-Year

SAN DIEGO, CA – August 7, 2019 – Innovative Industrial Properties, Inc. ("IIP"), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights

Financial Results and Financing Activity

•	IIP generated rental revenues of approximately $8.3 million in the quarter, representing a 155% increase from the prior year’s second quarter.
•	IIP recorded net income available to common stockholders of approximately $3.1 million for the quarter, or $0.30 per diluted share, and adjusted funds from operations (“AFFO”) of approximately $5.8 million, or $0.59 per diluted share. AFFO represented an increase of 176% from the prior year’s second quarter.
•	IIP paid a quarterly dividend of $0.60 per share on July 15, 2019 to common stockholders of record as of June 28, 2019, representing an approximately 33% increase from IIP’s first quarter 2019 dividend and a 140% increase over the second quarter 2018’s dividend.
•	Subsequent to the end of the quarter, IIP completed an underwritten public offering of 1,495,000 shares of common stock, including the exercise in full of the underwriters’ option to purchase an additional 195,000 shares, resulting in gross proceeds of approximately $188.4 million.

Investments

•	In April, IIP acquired five industrial properties in southern California totaling approximately 102,000 square feet for approximately $27.1 million in the aggregate (excluding transaction costs), and entered into a long-term triple-net lease for each of those properties with a licensed operator.
•	In April, IIP acquired a 51,000 square foot industrial property in Pennsylvania and entered into a long-term triple-net lease with Maitri Genetics, LLC (“Maitri”), which intends to operate the facility for medical-use cannabis cultivation and processing upon completion of redevelopment, with IIP’s total investment in the acquisition and redevelopment of the property expected to be approximately $16.3 million (excluding transaction costs).
•	In May, IIP acquired an 11,000 square foot industrial property in Ohio and entered into a long-term triple-net lease with a subsidiary of Vireo Health International, Inc., which intends to operate the facility for medical-use cannabis processing upon completion of redevelopment, with IIP’s total investment in the acquisition and redevelopment of the property expected to be approximately $3.6 million (excluding transaction costs).
•	In May, IIP acquired a 266,000 square foot industrial property in Pennsylvania for $13.0 million (excluding transaction costs) and entered into a long-term triple-net lease with a subsidiary of Green Leaf Medical, LLC (“Green Leaf”) for operation as a medical-use cannabis cultivation and processing facility.
•	In June, IIP amended its lease with Green Peak Industries, LLC (“GPI”) for one of its Michigan properties, making available an additional $18.0 million to fund, among other improvements, an additional 55,000 square foot cannabis cultivation facility at the property; assuming full payment of the additional funding, IIP’s total investment in the property will be $31.0 million.
•	In June, IIP acquired a 45,000 square foot industrial property in Michigan and entered into a long-term triple-net lease with an affiliate of Emerald Growth Partners L.L.C. (“EGP”), which intends to operate the facility for medical-use cannabis cultivation and processing upon completion of redevelopment, with IIP’s total investment in the acquisition and redevelopment of the property expected to be approximately $10.0 million (excluding transaction costs).

•	Subsequent to the end of the quarter, in July, IIP acquired a 145,000 square foot industrial property in Michigan and entered into a long-term triple-net lease with a subsidiary of Ascend Wellness Holdings, LLC (“AWH”), which intends to operate the facility for medical-use cannabis cultivation and processing upon completion of redevelopment, with IIP’s total investment in the acquisition and redevelopment of the property expected to be approximately $19.8 million (excluding transaction costs).
•	Subsequent to the end of the quarter, in July, IIP acquired a 43,000 square foot industrial property in Nevada and entered into a long-term triple-net lease with a subsidiary of MJardin Group, Inc. (“MJardin”) for continued use as a regulated cannabis cultivation and processing facility, with IIP’s total investment in the acquisition and redevelopment of the property expected to be $9.6 million (excluding transaction costs).
•	Subsequent to the end of the quarter, in July, IIP acquired a 35,000 square foot industrial property in California and entered into a long-term triple-net lease with DionyMed Brands, Inc. (“DYME”) for continued use as a regulated cannabis cultivation and processing facility and dispensary, with IIP’s total investment in the acquisition and redevelopment of the property expected to be $15.0 million (excluding transaction costs).
•	Subsequent to the end of the quarter, in July, IIP acquired a 150,000 square foot industrial property in Massachusetts and entered into a long-term triple-net lease with a subsidiary of Trulieve Cannabis Corp. (“Trulieve”), which intends to operate the facility for regulated cannabis cultivation and processing upon completion of redevelopment, with an initial purchase price of $3.5 million (excluding transaction costs) and an additional commitment by IIP to fund up to $40 million for redevelopment of the property, which funding is subject to reduction at Trulieve’s option within the first six months of the lease term.

Portfolio Update

Since January 1, 2019, IIP has acquired 15 properties in six states and committed additional investments at existing properties, representing an aggregate investment of approximately $167.3 million, which includes committed capital that IIP expects to deploy for the completion of development, redevelopment or tenant improvements at certain properties (but excluding amounts that may be funded in the future pursuant to IIP’s lease with Trulieve at the Massachusetts property). IIP entered into new tenant relationships with DYME, EGP, Green Leaf, Maitri, MJardin, Trulieve and two licensed operators in California, while expanding its tenant relationships with AWH, GPI, Vireo and PharmaCann as each tenant continues to execute on its multi-state growth initiatives.

As of August 7, 2019, IIP owned 26 properties located in Arizona, California, Colorado, Illinois, Maryland, Massachusetts, Michigan, Minnesota, New York, Nevada, Ohio and Pennsylvania, totaling approximately 2.0 million rentable square feet (including approximately 631,000 rentable square feet under development/redevelopment), which were 100% leased with a weighted-average remaining lease term of approximately 15.5 years. As of August 7, 2019, IIP had invested approximately $263.2 million in the aggregate (excluding transaction costs) and had committed an additional approximately $71.4 million to reimburse certain tenants and sellers for completion of construction and tenant improvements at IIP’s properties. IIP’s average current yield on invested capital is approximately 14.6% for these 26 properties, calculated as (a) the sum of the current base rents (after the expiration of applicable base rent abatement or deferral periods), supplemental rent (with respect to the lease with PharmaCann LLC at one of IIP’s New York properties) and property management fees, divided by (b) IIP’s aggregate investment in these properties (excluding transaction costs and including aggregate potential development/redevelopment funding and tenant reimbursements of approximately $71.4 million). These statistics do not include any amounts that may be funded in the future pursuant to IIP’s lease with Trulieve at the Massachusetts property.

Financing Activity

Subsequent to the end of the quarter, in July 2019, IIP completed an underwritten public offering of 1,495,000 shares of common stock, including the exercise in full of the underwriters’ option to purchase an additional 195,000 shares, resulting in gross proceeds of approximately $188.4 million. IIP expects to use the proceeds from the offering to invest in specialized industrial real estate assets that support the regulated cannabis cultivation and processing industry and for general corporate purposes.

Financial Results

IIP generated rental revenues of approximately $8.3 million and $14.9 million for the three and six months ended June 30, 2019, respectively, and rental revenues of approximately $3.2 million and $5.9 million for the three and six months ended June 30, 2018, respectively. The increase for both periods was driven primarily by the acquisition and leasing of new properties, additional tenant improvement allowances provided to tenants at certain properties that resulted in base rent adjustments, and contractual rental escalations at certain properties.

For the three months ended June 30, 2019, IIP recorded net income and net income per diluted share of approximately $3.1 million and $0.30, respectively; funds from operations (“FFO”) and FFO per diluted share of approximately $4.7 million and $0.48, respectively; and AFFO and AFFO per diluted share of approximately $5.8 million and $0.59, respectively. For the three months ended June 30, 2019, AFFO and AFFO per diluted share increased by approximately 176% and 90% from the prior year period, respectively.

For the six months ended June 30, 2019, IIP recorded net income and net income per diluted share of approximately $6.4 million and $0.64, respectively; FFO and FFO per diluted share of approximately $9.2 million and $0.94, respectively; and AFFO and AFFO per diluted share of approximately $11.1 million and $1.13, respectively. For the six months ended June 30, 2019, AFFO and AFFO per diluted share increased by approximately 215% and 105% from the prior year period, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, August 8, 2019 to discuss IIP’s financial results and operations for the second quarter ended June 30, 2019.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, August 8, 2019 until 12:00 p.m. Pacific Time on Thursday, August 15, 2019, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 10133811.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

Assets	June 30, 2019	December 31, 2018
Real estate, at cost:
Land	$28,493	$20,475
Buildings and improvements	183,226	109,425
Tenant improvements	27,642	14,732
Construction in progress	―	6,298
Total real estate, at cost	239,361	150,930
Less accumulated depreciation	(6,404)	(3,571)
Net real estate held for investment	232,957	147,359
Cash and cash equivalents	47,432	13,050
Restricted cash	10,022	―
Short-term investments, net	138,731	120,443
Other assets, net	1,579	614
Total assets	$430,721	$281,466
Liabilities and stockholders' equity
Exchangeable senior notes, net	$133,668	―
Tenant improvements and construction funding payable	8,823	2,433
Accounts payable and accrued expenses	3,583	1,968
Dividends payable	6,223	3,759
Rent received in advance and tenant security deposits	12,236	9,014
Total liabilities	164,533	17,174
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at June 30, 2019 and December 31, 2018	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 9,809,171 and 9,775,800 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	10	10
Additional paid-in capital	266,356	260,540
Dividends in excess of earnings	(14,187)	(10,267)
Total stockholders' equity	266,188	264,292
Total liabilities and stockholders' equity	$430,721	$281,466

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2019 and 2018

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental	$8,280	$3,246	$14,856	$5,923
Tenant reimbursements	337	68	584	155
Total revenues	8,617	3,314	15,440	6,078
Expenses:
Property expenses	337	68	584	155
General and administrative expense	2,593	1,474	4,511	2,951
Depreciation expense	1,615	536	2,833	1,012
Total expenses	4,545	2,078	7,928	4,118
Income from operations	4,072	1,236	7,512	1,960
Interest and other income	1,172	306	2,165	527
Interest expense	(1,832)	―	(2,624)	―
Net income	3,412	1,542	7,053	2,487
Preferred stock dividend	(338)	(338)	(676)	(676)
Net income attributable to common stockholders	$3,074	$1,204	$6,377	$1,811
Net income attributable to common stockholders per share:
Basic	$0.31	$0.18	$0.64	$0.28
Diluted	$0.30	$0.17	$0.64	$0.27
Weighted average shares outstanding:
Basic	9,667,079	6,635,651	9,665,933	6,261,708
Diluted	9,807,503	6,783,674	9,802,616	6,406,466
Dividends declared per common share	$0.60	$0.25	$1.05	$0.50

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

For the Three and Six Months Ended June 30, 2019 and 2018

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$3,074	$1,204	$6,377	$1,811
Real estate depreciation	1,615	536	2,833	1,012
FFO available to common stockholders	4,689	1,740	9,210	2,823
Stock-based compensation	623	363	1,186	693
Non-cash interest expense	484	—	692	—
AFFO available to common stockholders	$5,796	$2,103	$11,088	$3,516
FFO per share — basic	$0.49	$0.26	$0.95	$0.45
FFO per share — diluted	$0.48	$0.26	$0.94	$0.44
AFFO per share — basic	$0.60	$0.32	$1.15	$0.56
AFFO per share — diluted	$0.59	$0.31	$1.13	$0.55
Weighted average shares outstanding — basic	9,667,079	6,635,651	9,665,933	6,261,708
Weighted average shares outstanding — diluted	9,807,503	6,783,674	9,802,616	6,406,466

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains (or losses) from sales of property, plus depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.”

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be important supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adding to FFO certain non-cash and infrequent or unpredictable expenses which may impact comparability, consisting of non-cash stock-based compensation expense and non-cash interest expense.

IIP’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332